Rackspace Hosting Reports First Quarter 2012 Results
For the quarter ended March 31, 2012:

•	Net revenue of $301 million grew 31% year-over-year

•	Adjusted EBITDA(1) of $101 million grew 33% year-over-year

•	Achieved adjusted EBITDA margin of 33.4%, up from 33.0% year-over-year

•	Net income of $23 million grew 68% year-over-year

SAN ANTONIO - May 7, 2012 - Rackspace® Hosting, Inc. (NYSE: RAX), the service leader in cloud computing, announced financial results for the quarter ended March 31, 2012.
Net revenue for the first quarter of 2012 was $301 million, up 6.4% from the previous quarter and 31% from the first quarter of 2011. Net revenue for the first quarter of 2012 was negatively impacted by currency exchange rates when compared to the first quarter of 2011 by $2.0 million and negatively impacted compared to the fourth quarter of 2011 by $0.6 million.
Total server count increased to 82,438 up from 79,805 servers at the end of the previous quarter, and total customers increased to 180,866, up from 172,510 at the end of the previous quarter.
“With the first quarter of the year completed, we believe we have made good progress toward our operational and financial goals,” said Karl Pichler, chief financial officer.
Adjusted EBITDA for the quarter was $101 million, a 1.4% decrease compared to the fourth quarter of 2011 and a 33% increase compared to the first quarter of 2011. The adjusted EBITDA margin for the quarter was 33.4% compared to 36.1% in the previous quarter and 33.0% for the first quarter of 2011.
Consistent with prior periods, adjusted EBITDA and adjusted EBITDA margin were negatively impacted by a non-cash charge relating to data center operating leases. During the first quarter, the non-cash data center lease charge was $1.9 million.
Net income was $23 million for the quarter, down 7.5% from the previous quarter and up 68% from the first quarter of 2011. Net income margin for the quarter was 7.7% compared to 8.8% for the previous quarter and 6.0% in the first quarter of 2011.
Cash flow from operating activities was $70 million for the first quarter of 2012. Capital expenditures were $82 million, including $53 million for purchases of customer gear, $9 million for data center build outs, $5 million for office build outs and $15 million for capitalized software and other projects.
Adjusted free cash flow(1) for the quarter was $17 million.
At the end of the first quarter of 2012, cash and cash equivalents were $187 million, and debt including capital lease obligations totaled $144 million.
On a worldwide basis, Rackspace employed 4,335 Rackers as of March 31, 2012, up from 4,040 in the previous quarter.
“While we've made a lot of progress so far in 2012, we have much more to do. We are executing through a very important platform shift to our next generation cloud, and we need to make this experience incredible for our customers. Massive technology disruptions like this create once in a lifetime opportunities for companies to seize the moment, take the initiative, and lead the revolution. Our goal is to lead the revolution,” said Lanham Napier, chief executive officer.

Rackspace Developments and Business Highlights

•	OpenStack announces new products and newer versions of operating system.

•	IBM and Red Hat join OpenStack and announce their support.

•	Rackspace places 1st in the Magic Quadrant, surpassing our competitors.

•	Rackspace acquires SharePoint911 to strengthen business.

•	Sony adopts OpenStack.

Conference Call and Webcast
Management will host a conference call to discuss the results starting today at 4:30 p.m. ET.
To access the conference call, please dial 888-437-9318 from the United States and Canada or dial 719-325-2201 from abroad and reference pass code 9390104. A live webcast and a replay of the conference call will be available on Rackspace's website, located at ir.rackspace.com.
About Rackspace Hosting

Rackspace Hosting is the service leader in cloud computing, and a founder of OpenStack®, an open source cloud platform. The San Antonio-based company provides Fanatical Support® to its customers, across a portfolio of IT services, including Dedicated and Public Cloud. Rackspace has been recognized by Bloomberg BusinessWeek as a Top 100 Performing Technology Company and was featured on Fortune's list of 100 Best Companies to Work For. The company was also positioned in the Leaders Quadrant by Gartner Inc. in the “2011 Magic Quadrant for Cloud Infrastructure as a Service and Web Hosting.” For more information, visit www.rackspace.com.
Forward Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long term investment strategies, growth plans, expected results from the integration of technologies and acquired businesses, the performance or market share relating to products and services; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include infrastructure failures, the deterioration of economic conditions or fluctuations, disruptions, instability or downturns in the economy, the effectiveness of managing company growth, technological and competitive factors, regulatory factors, and other risks that are described in Rackspace Hosting's Form 10-K for the year ended December 31, 2011, filed with the SEC on February 17, 2012 and in Rackspace Hosting's Form 10-Q for the quarter ended March 31, 2012, expected to be filed later this week. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

Investor Relations        Corporate Communications
Bryan McGrath            Rachel Ferry
210-312-5230            210-312-3732
ir@rackspace.com        rachel.ferry@rackspace.com

Consolidated Statements of Income
(Unaudited)

	Three Months Ended
(In thousands, except per share data)	March 31, 2011	December 31, 2011	March 31, 2012
Net revenue	$230,002	$283,261	$301,355
Costs and expenses:
Cost of revenue	69,742	82,851	87,240
Sales and marketing	29,738	33,452	38,502
General and administrative	62,441	72,349	83,378
Depreciation and amortization	44,098	54,844	55,151
Total costs and expenses	206,019	243,496	264,271
Income from operations	23,983	39,765	37,084
Other income (expense):
Interest expense	(1,491)	(1,304)	(1,272)
Interest and other income (expense)	(78)	(226)	137
Total other income (expense)	(1,569)	(1,530)	(1,135)
Income before income taxes	22,414	38,235	35,949
Income taxes	8,593	13,188	12,769
Net income	$13,821	$25,047	$23,180

Net income per share
Basic	$0.11	$0.19	$0.17
Diluted	$0.10	$0.18	$0.17

Weighted average number of shares outstanding
Basic	127,845	131,423	133,062
Diluted	136,224	138,912	139,964

Consolidated Balance Sheets

(In thousands)	December 31, 2011	March 31, 2012
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$159,856	$186,531
Accounts receivable, net of allowance for doubtful accounts and customer credits of $3,420 as of December 31, 2011 and $3,633 as of March 31, 2012	68,709	77,095
Deferred income taxes	9,841	6,478
Prepaid expenses	22,006	19,563
Other current assets	2,953	3,793
Total current assets	263,365	293,460

Property and equipment, net	627,490	659,867
Goodwill	59,993	62,177
Intangible assets, net	26,034	25,470
Other non-current assets	49,600	48,419
Total assets	$1,026,482	$1,089,393

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$156,004	$153,668
Current portion of deferred revenue	14,835	16,795
Current portion of obligations under capital leases	66,031	67,469
Current portion of debt	879	440
Total current liabilities	237,749	238,372

Non-current deferred revenue	3,446	3,400
Non-current obligations under capital leases	72,216	76,069
Non-current deferred income taxes	68,781	52,896
Non-current deferred rent	23,343	25,433
Other non-current liabilities	21,524	24,787
Total liabilities	427,059	420,957

COMMITMENTS AND CONTINGENCIES

Stockholders' equity:
Common stock	132	135
Additional paid-in capital	383,031	424,369
Accumulated other comprehensive loss	(14,732)	(10,240)
Retained earnings	230,992	254,172
Total stockholders’ equity	599,423	668,436
Total liabilities and stockholders’ equity	$1,026,482	$1,089,393

Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
(in thousands)	March 31, 2011	December 31, 2011	March 31, 2012
Cash Flows From Operating Activities
Net income	$13,821	$25,047	$23,180
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	44,098	54,844	55,151
Loss (gain) on disposal of equipment, net	182	(110)	279
Provision for bad debts and customer credits	1,603	1,451	1,455
Deferred income taxes	3,680	4,802	4,275
Deferred rent	3,031	1,200	1,930
Share-based compensation expense	7,810	7,585	8,509
Excess tax benefits from share-based compensation arrangements	(898)	(8,711)	(20,235)
Changes in certain assets and liabilities
Accounts receivable	(5,716)	(9,442)	(9,008)
Prepaid expenses and other current assets	1,210	7,494	1,708
Accounts payable and accrued expenses	16,690	19,261	1,989
Deferred revenue	153	614	1,496
All other operating activities	2,589	888	(820)
Net cash provided by operating activities	88,253	104,923	69,909

Cash Flows From Investing Activities
Purchases of property and equipment	(57,651)	(67,020)	(59,752)
Acquisitions, net of cash acquired	(952)	—	(712)
All other investing activities	—	63	7
Net cash used in investing activities	(58,603)	(66,957)	(60,457)

Cash Flows From Financing Activities
Principal payments of capital leases	(15,222)	(16,924)	(17,273)
Principal payments of notes payable	(608)	(437)	(439)
Payments of earn-out provisions for acquisitions	—	(2,399)	(1,826)
Receipt of Texas Enterprise Fund Grant	—	—	3,500
Proceeds from employee stock plans	13,751	8,505	12,381
Excess tax benefits from share-based compensation arrangements	898	8,711	20,235
Net cash provided by (used in) financing activities	(1,181)	(2,544)	16,578

Effect of exchange rate changes on cash and cash equivalents	458	(246)	645

Increase in cash and cash equivalents	28,927	35,176	26,675

Cash and cash equivalents, beginning of period	104,941	124,680	159,856

Cash and cash equivalents, end of period	$133,868	$159,856	$186,531

Supplemental cash flow information:
Acquisition of property and equipment by capital leases	$19,009	$12,335	$22,564
Cash payments for interest, net of amount capitalized	$1,463	$1,221	$1,258
Cash payments for income taxes	$4,570	$3,671	$1,955

Key Metrics - Quarter to Date
(Unaudited)

	Three Months Ended
(Dollar amounts in thousands, except average monthly revenue per server)	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012
Growth
Dedicated Cloud, net revenue	$192,895	$204,275	$213,899	$224,808	$236,604
Public Cloud, net revenue	$37,107	$42,954	$50,673	$58,453	$64,751
Net revenue	$230,002	$247,229	$264,572	$283,261	$301,355
Revenue growth (year over year)	28.6%	32.0%	32.5%	31.9%	31.0%

Net upgrades (monthly average)	1.8%	1.8%	1.8%	2.0%	1.5%
Churn (monthly average)	-0.9%	-0.9%	-0.9%	-0.8%	-0.8%
Growth in installed base (monthly average) (2)	0.9%	0.9%	0.9%	1.2%	0.7%

Number of customers at period end (3)	142,441	152,578	161,422	172,510	180,866
Number of employees (Rackers) at period end	3,492	3,712	3,799	4,040	4,335

Number of servers deployed at period end	70,473	74,028	78,717	79,805	82,438
Average monthly revenue per server	$1,123	$1,141	$1,155	$1,191	$1,238

Profitability
Income from operations	$23,983	$28,653	$31,070	$39,765	$37,084
Depreciation and amortization	$44,098	$46,952	$49,518	$54,844	$55,151
Share-based compensation expense
Cost of revenue	$1,412	$756	$1,005	$1,047	$1,236
Sales and marketing (4)	$1	$609	$864	$839	$1,114
General and administrative	$6,397	$4,618	$5,526	$5,699	$6,159
Total share-based compensation expense	$7,810	$5,983	$7,395	$7,585	$8,509
Adjusted EBITDA (1)	$75,891	$81,588	$87,983	$102,194	$100,744

Adjusted EBITDA margin	33.0%	33.0%	33.3%	36.1%	33.4%

Operating income margin	10.4%	11.6%	11.7%	14.0%	12.3%

Income from operations	$23,983	$28,653	$31,070	$39,765	$37,084
Effective tax rate	38.3%	33.8%	31.7%	34.5%	35.5%
Net operating profit after tax (NOPAT) (1)	$14,798	$18,968	$21,221	$26,046	$23,919
NOPAT margin	6.4%	7.7%	8.0%	9.2%	7.9%

Capital efficiency and returns
Interest bearing debt	$134,905	$138,841	$144,152	$139,126	$143,978
Stockholders' equity	$478,307	$511,843	$551,049	$599,423	$668,436
Less: Excess cash	$(106,268)	$(102,358)	$(92,931)	$(125,865)	$(150,368)
Capital base	$506,944	$548,326	$602,270	$612,684	$662,046
Average capital base	$499,180	$527,635	$575,298	$607,477	$637,365
Capital turnover (annualized)	1.84	1.87	1.84	1.87	1.89

Return on capital (annualized) (1)	11.9%	14.4%	14.8%	17.2%	15.0%

	Three Months Ended
(Dollar amounts in thousands, except average monthly revenue per server)	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012
Capital expenditures
Purchases of property and equipment	$57,651	$74,754	$70,379	$67,020	$59,752
Vendor-financed equipment purchases	$19,009	$20,567	$23,179	$12,335	$22,564
Total capital expenditures	$76,660	$95,321	$93,558	$79,355	$82,316

Customer gear	$46,300	$48,777	$53,643	$47,376	$52,999
Data center build outs	$9,173	$17,491	$16,715	$6,568	$9,473
Office build outs	$2,957	$14,074	$8,806	$9,915	$4,666
Capitalized software and other projects	$18,230	$14,979	$14,394	$15,496	$15,178
Total capital expenditures	$76,660	$95,321	$93,558	$79,355	$82,316

Infrastructure capacity and utilization
Megawatts under contract at period end	35.7	38.0	41.9	48.1	47.8
Megawatts available for use at period end	24.7	27.0	29.7	30.7	32.2
Megawatts utilized at period end	18.0	19.0	20.2	20.9	21.4
Annualized net revenue per average Megawatt of power utilized	$53,026	$53,455	$53,994	$55,136	$56,994

(1) See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures.
(2) Due to rounding, totals may not equal the sum of the line items in the table above.
(3) Customers are counted on an account basis, and therefore a customer with more than one account with us would be included as more than one customer. Furthermore, amounts include SaaS customers for Jungle Disk using a Rackspace storage solution. Jungle Disk customers using a third-party storage solution are excluded.
(4) During the three months ended March 31, 2011, share-based compensation expense within Sales and Marketing was positively impacted by the reversal of previously recorded expense related to terminated employees. The offset of the reversal was a true-up of the forfeiture rate across Cost of Revenue and General and Administrative expenses for options that fully vested within the quarter, negatively impacting these categories.

Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
(In thousands)	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012

Net revenue	$230,002	$247,229	$264,572	$283,261	$301,355
Costs and expenses:
Cost of revenue	69,742	74,057	82,445	82,851	87,240
Sales and marketing	29,738	31,477	31,838	33,452	38,502
General and administrative	62,441	66,090	69,701	72,349	83,378
Depreciation and amortization	44,098	46,952	49,518	54,844	55,151
Total costs and expenses	206,019	218,576	233,502	243,496	264,271
Income from operations	23,983	28,653	31,070	39,765	37,084
Other income (expense):
Interest expense	(1,491)	(1,522)	(1,531)	(1,304)	(1,272)
Interest and other income (expense)	(78)	(614)	(276)	(226)	137
Total other income (expense)	(1,569)	(2,136)	(1,807)	(1,530)	(1,135)
Income before income taxes	22,414	26,517	29,263	38,235	35,949
Income taxes	8,593	8,956	9,281	13,188	12,769
Net income	$13,821	$17,561	$19,982	$25,047	$23,180

	Three Months Ended
(Percent of net revenue)	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012

Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of revenue	30.3%	30.0%	31.2%	29.2%	28.9%
Sales and marketing	12.9%	12.7%	12.0%	11.8%	12.8%
General and administrative	27.1%	26.7%	26.3%	25.5%	27.7%
Depreciation and amortization	19.2%	19.0%	18.7%	19.4%	18.3%
Total costs and expenses	89.6%	88.4%	88.3%	86.0%	87.7%
Income from operations	10.4%	11.6%	11.7%	14.0%	12.3%
Other income (expense):
Interest expense	(0.6)%	(0.6)%	(0.6)%	(0.5)%	(0.4)%
Interest and other income (expense)	0.0%	(0.2)%	(0.1)%	(0.1)%	0.0%
Total other income (expense)	(0.7)%	(0.9)%	(0.7)%	(0.5)%	(0.4)%
Income before income taxes	9.7%	10.7%	11.1%	13.5%	11.9%
Income taxes	3.7%	3.6%	3.5%	4.7%	4.2%
Net income	6.0%	7.1%	7.6%	8.8%	7.7%
Due to rounding, totals may not equal the sum of the line items in the table above.

(1) Non-GAAP Financial Measures

Adjusted EBITDA (Non-GAAP financial measure)

We use Adjusted EBITDA as a supplemental measure to review and assess our performance.  We define Adjusted EBITDA as Net income, plus income taxes, total other (income) expense, depreciation and amortization, and non-cash charges for share-based compensation.

Adjusted EBITDA is a metric that is used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for operating income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA has limitations as an analytical tool, and when assessing our operating performance, you should not consider Adjusted EBITDA in isolation, or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP.  Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. See our Adjusted EBITDA to net income reconciliations in the table below.

	Three Months Ended
(Dollars in thousands)	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012
Net revenue	$230,002	$247,229	$264,572	$283,261	$301,355

Income from operations	$23,983	$28,653	$31,070	$39,765	$37,084

Net income	$13,821	$17,561	$19,982	$25,047	$23,180
Plus: Income taxes	8,593	8,956	9,281	13,188	12,769
Plus: Total other (income) expense	1,569	2,136	1,807	1,530	1,135
Plus: Depreciation and amortization	44,098	46,952	49,518	54,844	55,151
Plus: Share-based compensation expense	7,810	5,983	7,395	7,585	8,509
Adjusted EBITDA	$75,891	$81,588	$87,983	$102,194	$100,744

Operating income margin	10.4%	11.6%	11.7%	14.0%	12.3%

Adjusted EBITDA margin	33.0%	33.0%	33.3%	36.1%	33.4%

Return on Capital (ROC) (Non-GAAP financial measure)

We define Return on Capital (ROC) as follows:

ROC = Net Operating Profit After Tax (NOPAT)
Average Capital Base

NOPAT = Income from operations x (1 – Effective tax rate)

Average capital base = Average of (Interest bearing debt + stockholders’ equity – excess cash) = Average of (Total assets – excess cash – accounts payables and accrued expenses – deferred revenue – other non-current liabilities, deferred income taxes, and deferred rent); calculated on a quarterly basis.

We define excess cash as the amount of cash and cash equivalents that exceeds our operating cash requirements, which is calculated as three percent of our annualized net revenue for the three months prior to the period end.  We will periodically review the calculation and adjust it to reflect our projected cash requirements for the upcoming year.

We believe that ROC is an important metric for investors in evaluating our company’s performance. ROC relates to after-tax operating profits with the capital that is placed into service. It is therefore a performance metric that incorporates both the Statement of Comprehensive Income and the Balance Sheet.  ROC measures how successfully capital is deployed within a company.

Note that ROC is not a measure of financial performance under GAAP and should not be considered a substitute for return on assets, which we consider to be the most directly comparable GAAP measure. ROC has limitations as an analytical tool, and when assessing our operating performance, you should not consider ROC in isolation, or as a substitute for other financial data prepared in accordance with GAAP. Other companies may calculate ROC differently than we do, limiting its usefulness as a comparative measure. See our ROC reconciliation to return on assets below.

	Three Months Ended
(Dollars in thousands)	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012
Income from operations	$23,983	$28,653	$31,070	$39,765	$37,084
Effective tax rate	38.3%	33.8%	31.7%	34.5%	35.5%
Net operating profit after tax (NOPAT)	$14,798	$18,968	$21,221	$26,046	$23,919

Net income	$13,821	$17,561	$19,982	$25,047	$23,180

Total assets at period end	$831,414	$887,576	$970,677	$1,026,482	$1,089,393
Less: Excess cash	(106,268)	(102,358)	(92,931)	(125,865)	(150,368)
Less: Accounts payable and accrued expenses	(132,308)	(145,609)	(148,464)	(156,004)	(153,668)
Less: Deferred revenue (current and non-current)	(19,149)	(18,687)	(17,772)	(18,281)	(20,195)
Less: Other non-current liabilities, deferred income taxes, and deferred rent	(66,745)	(72,596)	(109,240)	(113,648)	(103,116)
Capital base	$506,944	$548,326	$602,270	$612,684	$662,046

Average total assets	$796,496	$859,495	$929,127	$998,580	$1,057,938
Average capital base	$499,180	$527,635	$575,298	$607,477	$637,365

Return on assets (annualized)	6.9%	8.2%	8.6%	10.0%	8.8%
Return on capital (annualized)	11.9%	14.4%	14.8%	17.2%	15.0%

Adjusted Free Cash Flow (Non-GAAP financial measure)

We define Adjusted Free Cash Flow as Adjusted EBITDA plus non-cash deferred rent, less total capital expenditures (including vendor-financed equipment purchases), cash payments for interest, net, and cash payments for income taxes, net.

We believe that Adjusted Free Cash Flow is an important metric for investors in evaluating how a company is currently using cash generated and may indicate its ability to generate cash that can potentially be used by the business for capital investments, acquisitions, reduction of debt, payment of dividends, etc. Note that Adjusted Free Cash Flow is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies. See our Adjusted Free Cash Flow reconciliation to Adjusted EBITDA below, as well as our reconciliation of Net income to Adjusted EBITDA provided above.

Three Months Ended
(In thousands)	March 31, 2012
Adjusted EBITDA	$100,744
Non-cash deferred rent	1,930
Total capital expenditures	(82,316)
Cash payments for interest, net	(1,226)
Cash payments for income taxes, net	(1,675)
Adjusted free cash flow	$17,457

Net Leverage (Non-GAAP financial measure)

We define Net Leverage as Net Debt divided by Adjusted EBITDA (trailing twelve months).

We believe that Net Leverage is an important metric for investors in evaluating a company’s liquidity. Note that Net Leverage is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies. We believe that Net Leverage provides an additional indicator when assessing our liquidity, capital structure and leverage and provides insight into a company's ability to assume more debt if and when required. A negative Net Leverage indicates that our cash and cash equivalents is greater than our total debt as of the balance sheet date. See our Net Leverage calculation below.

	As of
(Dollars in thousands)	March 31, 2012
Obligations under capital leases	$143,538
Debt	440
Total debt	$143,978
Less: Cash and cash equivalents	(186,531)
Net debt	$(42,553)
Adjusted EBITDA (trailing twelve months)	$372,509

Net leverage	(0.11)	x